Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SECTION 1350)*

In connection with the Quarterly Report of Blueknight Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), on Form 10-Q for the quarter ended March 31, 2021, as filed with the Securities and Exchange Commission (the “Report”), each of the undersigned, D. Andrew Woodward, Chief Executive Officer of Blueknight Energy Partners G.P., L.L.C., and Matthew R. Lewis, Chief Financial Officer of Blueknight Energy Partners G.P., L.L.C., certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to his knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.

/s/ D. Andrew Woodward
D. Andrew Woodward
Chief Executive Officer of
Blueknight Energy Partners G.P., L.L.C.,
general partner of Blueknight Energy Partners, L.P.

May 5, 2021

/s/ Matthew R. Lewis
Matthew R. Lewis
Chief Financial Officer
Blueknight Energy Partners G.P., L.L.C.,
general partner of Blueknight Energy Partners, L.P.

May 5, 2021

*

A signed original of this written statement required by Section 906 has been provided to the Partnership and will be retained by the Partnership and furnished to the Securities and Exchange Commission or its staff upon request. The foregoing certification is being furnished to the Securities and Exchange Commission as an exhibit to the Report.